Exhibit 10.42

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This THIRD AMENDMENT is dated as of the 25th day of November, 2000 and is by and between SUMMIT BANK having an office at 750 Walnut Avenue, Cranford, New Jersey 07016 (the "Bank"), and SYMS CORP., a New Jersey corporation having an address at One Syms Way, Secaucus, New Jersey 07094 (the "Borrower").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Borrower and the Bank have entered into a Revolving Credit Agreement dated as of December 1, 1993, as amended by that certain First Amendment to Revolving Credit Agreement dated as of November 24, 1997, as further amended by that certain Second Amendment to Revolving Credit Agreement dated as of May 27, 2000 (as amended, the "Credit Agreement"); and

     WHEREAS, the Borrower and the Bank have agreed to amend certain terms of the Credit Agreement as more fully described herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

     2. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows (all Section references are to the corresponding Sections of the Credit Agreement):

     2.1 Section 6.11 is amended to read as follows:

          "EBITDA. The Borrower's Consolidated EBITDA, determined on a trailing four-quarters basis, shall not be less than (a) $12,500,000 as at the fiscal quarter ending May 27, 2000, (b) $14,500,000 as at the fiscal quarter ending August 26, 2000, and (c) $11,000,000 as at the fiscal quarters ending November 25, 2000 and March 3, 2001."

     3. Waiver. The Bank hereby waives as of November 25, 2000, on a one-time basis, the Borrower's compliance with the EBITDA covenant set forth in Section
6.11 of the Credit Agreement for the Borrower's fiscal quarter ended November 25, 2000.

     4. Representations and Warranties. In order to induce the Bank to enter into this Agreement and amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants to the Bank that:



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     (a) All of the representations and warranties of the Borrower set forth in the Credit Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein (except that representations and warranties which are expressly stated to be as of a certain date are true, complete and correct in all material respects as of such certain date).

     (b) After giving effect to the waiver described in Paragraph 3 hereof and the amendment to the Credit Agreement described in Paragraph 2 hereof, no Default or Event of Default presently exists and is continuing on and as of the date hereof.

     (c) Since the date of the Borrower's most recent financial statements delivered to the Bank, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower, and no event has occurred or failed to occur which has had, or reasonably may be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrower.

     (d) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other agreements, documents and instruments executed and delivered by the Borrower to the Bank concurrently herewith or in connection herewith (collectively, the "Amendment Documents"); each Amendment Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditor's rights generally.

     (e) The execution, delivery and performance of the Amendment Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of or constitute a default under (a) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (b) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower.

     (f) Except for such filing as may be required under the Securities Exchange Act of 1934, as amended, which filing (if required) shall be made by the Borrower as and when required, no consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery, performance or validity of the Amendment Documents or the transactions contemplated thereby.

     5. Bank Costs. The Borrower agrees to reimburse the Bank for all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by the Bank in connection with the Amendment Documents and the transactions contemplated therein. If such amounts are not paid within ten days of the Bank's request therefor, the Borrower hereby authorizes the Bank to charge the Borrower's account for the amount of such fees and expenses.



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     6. No Change. Except as expressly set forth herein, all of the terms and provisions of the Credit Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects.

     7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement as of the date above written.


                                             SUMMIT BANK

                                             By: /s/ CHRISTOPHER P KLECZKOWSKI
                                                 -----------------------------
                                                 Christopher P. Kleczkowski
                                                 Senior Vice President


                                             SYMS CORP.
Attest:

/s/ KIRK R. ONEY                             By: /s/ ANTONE F. MOREIRA
--------------------------                       ------------------------------
                                                 Name: Antone F. Moreira
                                                 Title: VP & CFO





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